Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Henry Schein, Inc.
Melville, New York
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2010, relating to the consolidated financial statements, the effectiveness of Henry Schein, Inc.’s internal control over financial reporting, and schedules of Henry Schein, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 26, 2009.
/s/ BDO USA, LLP (formally known as BDO Seidman, LLP)
New York, New York
December 23, 2010